                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


                   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                    JUNE 3, 1999


                          HEURISTIC DEVELOPMENT GROUP, INC.
                      ------------------------------------------
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                   0-29044                   95-4491750
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   (STATE OR OTHER                (COMMISSION               (IRS EMPLOYER
    JURISDICTION OF               FILE NUMBER)               IDENTIFICATION
    INCORPORATION)                                           NUMBER)


        1219 MORNINGSIDE DRIVE, SUITE 102, MANHATTAN BEACH, CALIFORNIA 90266
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          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                                   (310)  378-1749
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                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


--------------------------------------------------------------------------------
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.   OTHER EVENTS

     On June 3, 1999, Heuristic Development Group, Inc., a Delaware corporation ("HDG"), announced the signing of a definitive Agreement and Plan of Merger, dated June 2, 1999, with Virtual Communities, Inc., a Delaware Corporation ("VCI").

     Under the terms of the agreement, a subsidiary of HDG will merge with VCI in an all stock transaction in which VCI's stockholders will receive approximately 11.5 million shares of HDG common stock (subject to adjustment), representing approximately 88% of HDG's common stock after the merger (assuming no exercise of either company's warrants or options.) HDG's existing common stock and Class A and Class B warrants will remain outstanding.

     A copy of the press release announcing the signing of the merger agreement is attached hereto as Exhibit 99.3 and incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     The following Exhibits are filed herewith as part of this current Report:


     Exhibit       Description of Document
     -------       -----------------------
     99.3          Press Release, dated June 3, 1999




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HEURISTIC DEVELOPMENT GROUP, INC.



June 9, 1999                           By:  /s/ Theodore Lanes
--------------                            ------------------------------------
   (Date)                                    Theodore Lanes
                                             Chief Financial Officer



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